Exhibit 10.30

LANDLORD’S CONSENT TO ASSIGNMENT OF LEASE

IN CONNECTION WITH ACQUISITION

This Landlord’s Consent to Assignment of Lease in Connection with Acquisition (this “Agreement”), effective as of the 28th day of October, 2011, by and between S/I NORTH CREEK I, LLC, a Washington limited liability company (“Landlord”), and MEDICIS TECHNOLOGIES CORPORATION (f/k/a LipoSonix, Inc.), a Delaware corporation (“Tenant”).

Recitals

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated May 30, 2007 (the “Lease”), for the lease of that certain premises consisting of approximately 24,705 square feet in Building 2 of the Schnitzer North Creek Business Center located at 11818 North Creek Parkway N., Bothell, WA 98011 (the “Premises”);

WHEREAS, effective as of September 12, 2011, Medicis Pharmaceutical Corporation (“Parent”) entered into a stock purchase agreement with Solta Medical, Inc., a Delaware corporation (“Solta”), pursuant to which Solta agreed to acquire from Parent all the outstanding shares of the Tenant (the “Transaction”);

WHEREAS, Section 15.05 of the Lease requires Landlord’s consent to the Transaction;

WHEREAS, Tenant has requested that Landlord consent to the Transaction and has also requested that Landlord agree to release the Guaranty made September 3, 2008 by Parent in favor of Landlord (the “Parent Guaranty”) and to replace the Parent Guaranty with a guaranty of the Lease by Solta; and

WHEREAS, Landlord is willing to consent to the Transaction and to release the Parent Guaranty subject to the terms and conditions set forth below.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Section 1. Defined Terms. Unless otherwise defined in this Agreement, capitalized terms used herein shall have the same meaning as they are given in the Lease.

Section 2. Consent to Transaction. Landlord consents to the Transaction subject to (a) receipt by Landlord of two originals of this Agreement as fully executed and acknowledged by Tenant, and (b) receipt by Landlord of two originals of the Guaranty of Lease in the form attached hereto as Schedule 1, as fully executed and acknowledged by Solta.

Section 3. Release of Parent Guaranty. Landlord hereby absolutely and irrevocably releases and discharges Parent from and against any and all claims, demands, causes of actions, suits, liabilities and obligations, and all costs and expenses, under the Parent Guaranty whether heretofore arising and/or as of the date hereof existing, and hereby absolutely and irrevocably terminates the Parent Guaranty.

Section 4. Waiver of Termination. By countersigning below, Landlord affirmatively agrees, for purposes of this Transaction only, to waive its rights of recapture and termination under Section 15.01 of the Lease.

Section 5. General Provisions. Except as otherwise expressly stated in this Agreement, nothing contained herein shall:

(a) Operate as a representation or warranty by Landlord of any nature whatsoever;

(b) Operate as an approval of or consent by Landlord to any of the specific terms, covenants, conditions, provisions or agreements in connection with the Transaction and Landlord shall not be bound thereby;

(c) Be construed to modify, waive or affect any of the terms, covenants, conditions, provisions or agreements of the Lease, or to waive any breach thereof, or any of Landlord’s rights as the landlord thereunder, or to enlarge or increase Landlord’s obligations as the landlord thereunder; or

(d) Be construed as a consent by Landlord to any further assignment or subletting by Tenant, it being clearly understood that any such further assignment or subletting shall require the consent of the Landlord to the extent required pursuant to Article XV of the Lease.

Section 6. Miscellaneous.

(a) Attorney’s Fees. If any party to this Agreement commences an action against any other party to this Agreement arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the losing party reasonable attorneys’ fees and costs of suit.

(b) Successors. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

(c) Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which together shall be deemed a single document.

Section 7. Ratification. Except as expressly set forth herein or in the Landlord’s Consent to Assignment of Lease in Connection with Merger dated September 21, 2008, the terms and conditions of the Lease shall remain in full force and effect and are hereby ratified by Landlord and Tenant.

* * * * *

2

IN WITNESS WHEREOF, the parties hereby have executed this Agreement as of the date first written above.

LANDLORD: S/I NORTH CREEK I, LLC a Washington limited liability company

By:	/s/ Alan Cantlin

Its:	Investment Director

Date:	10/31/11

TENANT: MEDICIS TECHNOLOGIES CORPORATION (f/k/a LipoSonix,Inc.) A Delaware corporation

By:	/s/ Jens Quistgaard

Its:	President & GM

Date:	28.Oct.2011

SOLTA: SOLTA MEDICAL INC. A Delaware corporation

By:	/s/ John F. Glenn

Its:	Chief Financial Officer

Date:	10/28/11

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

On this 31st day of October, 2011, before me personally appeared Alan Cantlin, to me known to be the Investment Director of S/I NORTH CREEK I, LLC, the company that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said company, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument.

WITNESS my hand and official seal hereto affixed the day and year first above written.

/s/ Kathleen L. Reilly

Notary Public in and for the State of Washington,

residing at Seattle, WA

My commission expires: June 8, 2013

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

On this 28th day of October, 2011, before me personally appeared Jens Quistgaard, to me known to be the President & GM of MEDICIS TECHNOLOGY CORPORATION (f/k/a LipoSonix, Inc.), a Delaware corporation, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument.

WITNESS my hand and official seal hereto affixed the day and year first above written.

/s/ Jiantao Su

Notary Public in and for the State of Washington,

residing at 4920 East Mercer Way, Mercer Island, WA 98040

My commission expires: January 11, 2015

SCHEDULE 1

FORM OF GUARANTY

GUARANTY

This Guaranty is made to that certain Lease Agreement (the “Lease”), dated May 30, 2007, between S/I NORTH CREEK I, LLC, a Washington limited liability company, as Landlord and MEDICIS TECHNOLOGY CORPORATION (f/k/a LipoSonix, Inc.), a Delaware corporation, as Tenant, and by this reference shall become a part of such Lease. This Guaranty is being made in connection with and as a condition to Landlord’s Consent and Assignment in Connection with Acquisition dated October 28, 2011, as executed by Landlord and Tenant.

In consideration of, and as an inducement for the granting, execution and delivery of the Lease and other good and valuable consideration paid by the Landlord to the undersigned (hereinafter jointly and severally called the “Guarantor”) hereby unconditionally and irrevocably guarantees the punctual payment of all “Base Rent” and “Additional Rent,” as defined in the Lease, and all other payments required to be paid by Tenant under the Lease, and the prompt performance of all other obligations of Tenant under the Lease. If Guarantor consists of more than one person or entity, all liability of Guarantor hereunder shall be joint and several.

Guarantor shall be directly and primarily liable to Landlord for any amount due from Tenant under the Lease, without requiring that Landlord first proceed against Tenant, join Tenant in any proceeding brought to enforce this Guaranty, or exhaust any security held by Landlord. Guarantor agrees that Landlord may deal with Tenant in any manner in connection with the Lease without the knowledge or consent of Guarantor and without affecting Guarantor’s liability under this Guaranty.

Without limiting the generality of the foregoing, Guarantor agrees that any renewal, extension of time, assignment of the Lease, amendment or modification to the Lease, delay or failure by Landlord in the enforcement of any right under the Lease, or compromise of the amount of any obligation or liability under the Lease made with or without the knowledge or consent of Guarantor shall not affect Guarantor’s liability under this Guaranty. Guarantor’s liability under this Guaranty is absolute and continuing shall not be affected by: (i) any bankruptcy, reorganization, insolvency or similar proceeding affecting Tenant, nor by any termination or disaffirmance of the Lease or any of Tenant’s obligations thereunder in connection with such proceeding, (ii) any lack of validity or enforceability of the Lease, (iii) any law, regulation order of any jurisdiction affecting any term of the Lease or any of Landlord’s rights with respect thereto, or (iv) any other circumstance which might otherwise constitute a defense, set-off or counterclaim applicable to the Lease. This Guaranty shall remain in full force and effect until the performance in full to Landlord’s satisfaction of all obligations of Tenant under the Lease.

So long as any obligations of Tenant to Landlord remain outstanding, Guarantor hereby waives any claim or other right now existing or hereafter acquired against Tenant that arises from the performance of Guarantor’s obligations under this Guaranty, including, without limitation, any rights of contribution, indemnity, subrogation, reimbursement or exoneration.

Guarantor hereby agrees to indemnify, protect, defend and hold Landlord harmless from and against all claims, liabilities, losses and expenses, including legal fees, suffered or incurred by Landlord as a result of claims to avoid any payment received by Landlord from Tenant with respect to the obligations of Tenant under the Lease.

Guarantor hereby waives presentment, protest, notice of default, demand for payment and all other suretyship defenses whatsoever with respect to any payment guaranteed under this Guaranty, and agrees to pay unconditionally upon demand all amounts owed under the Lease. Guarantor further waives the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty.

No failure or delay on the part of Landlord in the exercise of any power, right or privilege under this Guaranty or the Lease and no course of dealing with respect thereto shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any power, right or privilege thereunder preclude any other or further exercise thereof or the exercise of any other power, right or privilege. All rights and remedies exiting under this Guaranty and the Lease are cumulative to, and not exclusive of, any rights and remedies provided by law or otherwise available.

This Guaranty, and all obligations of any Guarantor hereunder, shall terminate upon payment in full of all guaranteed obligations. If, at any time, all or part of any payment of the guaranteed obligations theretofore made by any Guarantor or any other person is rescinded or otherwise must be returned by Landlord for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any Guarantor or any other person), this Guaranty shall continue to be effective or shall be reinstated as to the guaranteed obligations which were satisfied by the payment to be rescinded or returned, all as though such payment had not been made.

If any action is brought to interpret or enforce this Guaranty, in connection with this Guaranty, the Lease or the collection of any payment under this Guaranty or the Lease, the prevailing party in such action shall be entitled to recover its attorneys’ fees, costs and disbursements in connection therewith, as determined by the court before which such action or appeal is heard, in addition to any other relief to which the prevailing party may be entitled. Any amount owing under this Guaranty shall bear interest from the date such amount was payable to Landlord to the date of repayment at a rate equal to the lesser of 12% and the maximum rate permitted by law.

Landlord shall have the unrestricted right to assign this Guaranty in connection with an assignment of the Lease without the consent of, or any other action required by, Guarantor. Each reference in this Guaranty to Landlord shall be deemed to include its successors and assigns, to whose benefit the provisions of this Guaranty shall also inure. Each reference in this Guaranty to the Guarantor shall be deemed to include the successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Guaranty. Within ten (10) days after written demand therefor from Landlord, Guarantor shall execute and deliver to Landlord a statement in writing certifying that this Guaranty is unmodified and in full force and effect, which statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the premises or property. If any provision of this Guaranty is held to be invalid or unenforceable, the validity and enforceability of the other provisions of this Guaranty shall not be affected.